Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 1 of 15 CONTENT……………………………………………………………………………………………………………….…..………..…..…PAGE 1 Objectives and Scope ........................................................................................................................ 2 2 Audience ........................................................................................................................................... 2 3 General .............................................................................................................................................. 3 4 Policy overview ................................................................................................................................. 5 5 Your reporting Obligations ................................................................................................................ 8 6 Insider List and Confidentiality List ................................................................................................... 9 7 Compliance Officer.......................................................................................................................... 11 8 Non compliance .............................................................................................................................. 11 9 Reporting non Compliance ............................................................................................................. 12 10 Adoption ......................................................................................................................................... 12 11 Policy Review and Amendments ..................................................................................................... 12 12 Governing law and jurisdiction ....................................................................................................... 13 Annex 1: ...................................................................................................................................................... 14 Annex 2: ...................................................................................................................................................... 15

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 2 of 15 1 OBJECTIVES AND SCOPE 1.1 The shares of Pharming Group N.V. and American Depositary Shares representing such shares are traded on a stock exchange (on Euronext Amsterdam and NASDAQ respectively). It is essential that everyone trading on stock exchanges has access to the same information at the same time. For that reason, both laws and regulations in Europe and the US prohibit trading or recommending to others that they trade whilst having material non-public information relating to an issuer or its securities, and illegally sharing that information. 1.2 At Pharming we are committed to upholding both the letter and the spirit of the laws in all jurisdictions in which we conduct business. Therefore, we must be able to demonstrate appropriate controls to ensure our members of the Board, members of the ExCo and (Designated) Employees do not take advantage of Confidential Information or Inside Information obtained during the performance of Pharming business activities or let others take advantage or share Confidential Information or Inside Information illegally or improperly. 1.3 This Policy aims to: a) Protect our clients, Board, ExCo, employees, and Pharming’s good reputation and business integrity against improper use of information and harm as a result of unlawful transactions in Pharming Securities. b) Ensure Permanent Designated Persons manage transactions in Pharming Securities and certain other Financial Instruments in a manner which does not breach any law and/or regulatory requirement. c) Ensure that all Permanent Designated Persons and are informed of the requirements they must adhere to when they intend to execute transactions in Pharming Securities for their personal account. d) Ensure that Closely Associated Persons are informed of their reporting obligations when they intend to execute transactions in Pharming Securities for their personal account. e) Ensure that all Permanent Designated Employees Persons and their Closely Associated Persons are aware how they should contribute to protect the confidentiality and integrity of information within Pharming. 2 AUDIENCE 2.1 This Policy applies to all “Permanent Designated Persons.” 2.2 Certain parts of this Policy also apply to persons who are not Permanent Designated Persons but who are closely associated with Permanent Designated Persons.

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 3 of 15 2.3 References to “you” should be read to include a reference to you in any of the foregoing capacities. 2.4 Where specific conduct may be permitted under local law, but is prohibited by this Policy, this Policy must be followed. NOTE! A different market abuse prevention policy applies to Employees who have not been designated as Permanent Designated Person. 3 GENERAL 3.1 Definitions Capitalized terms as used in this Policy have the meaning as set out below: AFM The Dutch Authority for the Financial Markets Board The Board of Directors of Pharming Business Integrity The business integrity department of Pharming Chief Ethics and Compliance Officer the Chief Ethics and Compliance Officer of Pharming Compliance Officer a compliance officer from Business Integrity who is appointed by the Board for the purposes of this Policy and has the duties and mandate explained in chapter 7 of this Policy. Closely Associated Persons In relation to the PDMRs: 1. family members, including (a) spouses, civil partners, life partners or other individuals who cohabit in a comparable manner with PDMRs, and (b) children or stepchildren of members of the PDMRs under the age of 18 who fall under the authority of a PDMR or who have been placed under guardianship and for whom such PDMR has been appointed as receiver; 2. other relations by blood or marriage who on the date of the relevant transaction have shared the same household with such PDMR for at least one year; 3. legal entities, trusts or partnerships:

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 4 of 15 a) whose managerial responsibilities are discharged by a PDMR, or a person referred to under (i) or (ii); or b) which are directly or indirectly controlled by a PDMR, or a person referred to under (i) or (ii); or c) which is set up for the benefit of a PDMR or a person referred to under (i) or (ii); or d) whose economic interests are substantially equivalent to those of a PDMR, or a person referred to under (i) or (ii). Confidentiality List list of Employees who have access to Confidential Information in relation to a specific matter as maintained by the Compliance Officer Confidential Information means all confidential or proprietary information (written or otherwise) whether or not marked confidential, designated as Confidential Information by the Disclosure Committee  or the Compliance Officer, including but not limited to information with respect to Pharming's customers, competitors, suppliers, manufactures, sales and marketing plans, market share, pricing and other commercial terms, business plans, commercial plans, strategies or data, raw material uses, methods, materials, innovations (whether patentable or not) patent or other intellectual property rights or licenses, personnel, consultants, process know-how or other trade secrets, scheduling, products specifications, formulations, equipment, or tooling. Employee all persons working for Pharming Group N.V. and/or any of its subsidiaries and affiliates, including employees, members of the Board, members of the ExCo, consultants, agent, interns, contractors, temporary workers, or any other person, regardless of the duration of their (employment) contract or other relationship. ExCo the Executive Committee of Pharming Financial Instruments financial instruments means all types of securities including but not limited to shares, notes, bonds or other debt instruments, options, futures, and other derivative instruments that are admitted to trading on a multilateral trading facility or regulated market or for which a request for admission to trading on a multilateral trading facility or regulated market has been made, or that are traded on an organized trading facility, or financial instruments linked to the abovementioned securities.

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 5 of 15 Inside Information Confidential Information that is concrete and that could affect the trading price of Pharming Securities or the trading price of relevant other Financial Instruments For common examples of what qualifies as Inside Information, please be referred to Annex 1. Insider List list with names of Permanent Designated Persons and Temporarily Designated Persons that are in the possession of Inside Information as maintained by the Compliance Officer. PDMR Persons discharging managerial responsibilities, which for the purpose of this Policy includes members of the Board and members of the ExCo. Permanent Designated Person an Employee, who due to his or her function frequently has access to, or is, or may be, exposed to Inside Information and is designated as such by the Compliance Officer and registered on a Permanent Insider List. Pharming Pharming Group N.V., together with its subsidiaries and affiliates worldwide. Pharming Securities all Financial Instruments issued by Pharming or Financial Instruments linked to Financial Instruments issued by Pharming Policy this market abuse prevention policy for Permanent Designated Persons, as updated, and approved by the Board from time to time. SEC the United States Securities & Exchange Commission Temporarily Designated Person  an Employee, who based on his or her involvement in a specific project has access to, or is, or may be, exposed to Inside Information for a limited period of time and is designated as such by the Compliance Officer and is registered on a Temporarily Insider List for a corresponding limited period of time.  4 POLICY OVERVIEW 4.1 Know how to handle Confidential Information and Inside Information You may not disclose Confidential Information or Inside Information to anyone else, except where the disclosure is made in the normal exercise of your duties within Pharming and the recipient of the Confidential Information or Inside Information has an existing obligation to keep the received Confidential Information or Inside Information confidential. When sharing Confidential Information or Inside Information within Pharming, you should therefore always check if the person you are sharing Confidential Information or Inside information with, is on a Confidentiality List respectively Insider List. If this is not the case, you should immediately request the Compliance Officer to add this person to the Confidentiality List or where relevant the Insider List.

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 6 of 15 You should communicate Confidential Information and Inside Information only on a need-to-know basis and should only share the minimum necessary amount of information. 4.2 Do not trade in Financial Instruments when in possession of Inside Information If you have Inside Information, you may not make use of that Inside Information to trade in Pharming Securities or to attempt to trade in Pharming Securities. This also applies if you do not act for your own account but for the account of others. If you cancel or amend an existing order this is also considered trading. You shall not conduct a transaction in Pharming Securities, if this may reasonably cause the appearance that you had available or could have had available Inside Information when conducting the transaction. The above restrictions do not apply: 1. If you have executed the transaction in the discharge of an obligation that has become due in good faith and: a) The obligation arises from an order given or an agreement concluded before you possessed Inside Information; or b) The private transaction is executed to fulfil a legal or regulatory obligation that arose before you possessed Inside Information. 2. If and to the extent the trading takes place for your account by a licensed individual portfolio manager who has been authorized in writing by you provided it is agreed that the trading takes place without any influence from you and the individual portfolio manager executes the trades concerned without any influence or instruction from or consultation with you. 3. If and to the extent it concerns a permitted transaction which includes: a) The vesting of Pharming stock options, restricted stock, or restricted stock units; or the withholding of shares to satisfy a tax withholding obligation upon the vesting of restricted stock or restricted stock units (though the sale of securities to cover withholding taxes on vesting, including any broker-assisted cashless exercise, would be subject to the restrictions of this Policy). b) Stock option exercises that do not involve the sale of the underlying stock. c) Any transactions in exchange traded funds (ETF) as far as you cannot directly or indirectly give instructions or suggestions with respect to the underlying composition of these instruments. d) Such other classes of transactions as may be exempted from time to time by the Compliance Officer in accordance with Dutch and US laws and regulations. Notwithstanding the AFM has the right to conclude that a violation of the prohibition against insider dealing may still deemed to have occurred if the AFM determines there was an illegitimate reason for the respective private order, private transaction or behavior concerned.

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 7 of 15 NOTE! The above exemptions are allowed under European law. If you possess Inside Information and would like to trade in ADRs on the NASDAQ and/or are a US resident, have significant contacts with the US or otherwise may be subject to US laws and would like to trade in Pharming Securities, the exemption outlined above may not be available to you and additional legal requirements may apply. In those circumstances, we always ask that you consult with the Compliance Officer and/or obtain legal advice first before executing a trade! 4.3 No Tipping You may not (attempt to) recommend or induce anyone to trade in Pharming Securities while in the possession of Inside Information. 4.4 Do not trade in Financial Instruments in violation of a prohibition of the Compliance Officer You may not trade in Pharming Securities if the Compliance Officer has prohibited you from doing so, regardless of whether you possess Confidential Information or Inside Information. You may not trade in Financial Instruments issued by other companies if the Compliance Officer has prohibited you from doing so, regardless of whether you possess Confidential Information or Inside Information in relation to these companies or relevant Financial Instruments. 4.5 Do not trade during Closed Periods You may not trade in Pharming Securities during Closed Periods. "Closed Periods" are: • the period of 30 calendar days before the first publication of Pharming's annual results; • the period of 30 calendar days before the first publication of Pharming's half year results; • the period of 30 calendar days before the first publication of Pharming's first quarterly results; • the period of 30 calendar days before the first publication of Pharming's third quarterly results; and • any other period announced as such by the Compliance Officer. The Compliance Officer will communicate to the relevant persons the specific dates of the Closed Periods and any changes or additions in a timely manner. Under certain conditions the Compliance Officer may allow you to trade in Pharming Securities during a Closed Period provided that you do not have Inside Information. In case of absence or personal conflict of interest of the Compliance Officer, the Chief Ethics and Compliance Officer may grant the approval. You should contact the Compliance Officer for more information.

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 8 of 15 4.6 What to do if you are registered on a Confidentiality List? You are still allowed to trade in Pharming Securities, provided that: a) The trade does not take place during a Closed Period; and b) You have assessed yourself that you do not have access to Inside Information when giving an instruction to trade. Please reach out to the Compliance Officer in case of doubt; and c) You have received, prior to initiating any trade, written permission from the Compliance Officer. This includes clearance by the Compliance Officer through the EquatePlus system. Please note that the Compliance Officer has the right to deny your request to trade, if deemed appropriate based on your assumed access to Inside Information and/or to protect the interests of Pharming in view of the high market sensitivity of the relevant information. 4.7 The effect of this Policy after a change in your position The restrictions included in this section 4 will continue to have effect until six months after the date on which you cease to be a member of the Board, respectively cease to be a member of the ExCo respectively lose your status of Permanent Designated Person, without prejudice to the statutory market abuse prohibitions. 5 YOUR REPORTING OBLIGATIONS 5.1 Reporting obligations of members of the Board As a member of the Board, you must notify AFM of the following at the time indicated: a) Promptly and ultimately within two business days: each change, in number and/or type, in your shares and/or voting rights in Pharming. In this context "share" also includes rights to obtain shares, such as options. A change in type of interest occurs for example when an option is exercised and consequently shares are obtained; b) Promptly and ultimately within 3 business days: every notifiable transaction in Pharming Securities conducted on your own account. In this context "notifiable transaction" is interpreted broadly. A non-exhaustive list of events that are considered "notifiable transactions" is included in Annex 2 to this Policy; and c) Within two weeks of your appointment as a member of the Board: the Pharming shares and voting rights you hold. 5.2 Reporting obligations of members of the ExCo As a member of the ExCo, you must notify the AFM promptly and ultimately within 3 business days of every notifiable transaction in Pharming Securities conducted on your own account. In this context "notifiable transaction" is interpreted broadly. A non-exhaustive list of events that are considered "notifiable transactions" is included in Annex 2 to this Policy. 5.3 Reporting obligations of Closely Associated Persons As a Closely Associated Person of a member of the ExCo or a member of the Board you must notify the AFM promptly and ultimately within 3 business days of every notifiable transaction in Pharming Securities conducted on your own account. In this context "notifiable transaction" is

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 9 of 15 interpreted broadly. A non-exhaustive list of events that are considered "notifiable transactions" is included in Annex 2 to this Policy. 5.4 Your obligation to inform your Closely Associated Persons and the Compliance Officer As a member of the Board, or member of the ExCo you must notify your Closely Associated Persons in writing of their reporting obligations pursuant to section 5.3 and keep a copy of this notification. As a member of the Board or member of the ExCo you must inform the Compliance Officer of all persons that qualify as your Closely Associated Persons. 5.5 Instruction of individual portfolio managers and others As a member of the Board, or member of the ExCo you must instruct any person arranging or executing transactions on your behalf, including individual portfolio managers, to timely inform you of any transaction or change that is notifiable under this section 5 of the Policy. 5.6 Notifications on behalf of members of the Board, members of the Executive Committee and their Closely Associated Persons Members of the Board, members of the Executive Committee, and their Closely Associated Persons may request the Compliance Officer to submit the necessary notifications to the AFM on their behalf. Such a request must be made in writing (including email) and must be received before 12:00 hours CET on the second last business day prior to the ultimate date on which the notification must be made to the AFM. The request must include all details of which the AFM must be notified. The Compliance Officer may pose additional requirements to facilitate due and timely notification to the AFM. Members of the Board, members of the Executive Committee, and their Closely Associated Persons will remain at all times responsible for notifications made to the AFM on their behalf. 6 INSIDER LIST AND CONFIDENTIALITY LIST 6.1 Insider List The Compliance Officer maintains an Insider List of all Permanent and Temporary Designated Persons who have access to Inside Information and informs you of your inclusion in and removal from the Insider List. If you are added on an Insider List, you must acknowledge in the manner instructed by the Compliance Officer that you are aware of the market abuse prohibitions and notification obligations set out in the Market Abuse Regulation and the sanctions for non-compliance with such market abuse prohibitions and notification obligations. 6.2 Confidentiality List The Compliance Officer may decide to maintain a Confidentiality List of all Employees who have access to Confidential Information on a specific matter and informs you of your inclusion in and removal from the Confidentiality List.

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 10 of 15 6.3 Personal data The Insider List and Confidentiality List include the following personal data of Permanent and Temporary Designated Persons: a) first name(s); b) surname(s); c) surname(s) at birth (if different); d) professional telephone number(s); e) function at Pharming; f) national identification number (only in case of an Insider List); g) date of birth; h) personal telephone number(s); and i) personal full home address (street name; street number; city; post/zip code; country) 6.4 Processing of personal data Pharming is responsible for the processing of personal data (to be) included in the Insider List and/or Confidentiality List. Personal data are only processed for the purposes specified in this Policy or for such other purposes as permitted pursuant to applicable laws and regulations. 6.5 Providing personal data to the AFM or SEC Personal data from the Insider List can be provided to the AFM or SEC upon request if (i) it is necessary to comply with applicable laws and regulations, or if (ii) it is in the interest of Pharming. 6.6 Retention and removal of personal data from Insider List and Confidentiality List The personal data mentioned in section 6.4 will be kept for a period of at least five years after the date of recording in the Insider List or Confidentiality List or amendment of the data or for such other period as required by applicable laws and regulations. The Compliance Officer shall remove other personal data from the Insider List or Confidentiality List no later than two years after the person in question has ceased to be involved with Pharming or within such period as required by applicable laws and regulations. If the processing of personal data collected pursuant to this Policy is necessary for the resolution of a dispute or relates to the rights and obligations of Pharming, it does not have to be removed from the Insider List or Confidentiality List. If the processing of the personal data collected pursuant to this Policy is necessary for the resolution of a dispute, the Compliance Officer shall remove the data after resolution of the dispute and as soon as required by applicable laws and regulations. If the personal data relate to the rights and obligations of Pharming, the Compliance Officer shall remove these seven years after the date of their recording or within such period as required by applicable laws and regulations. 6.7 Your inspection of your personal data You may request that the Compliance Officer inspect your personal data included in the Insider List or Confidentiality List. Upon such request, the Compliance Officer will provide you with a

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 11 of 15 summary of the relevant personal data within four weeks or within such period as required by applicable laws and regulations. 6.8 Your right to correct, add to, remove, or block personal data You may request the Compliance Officer to correct, add to, remove, or block personal data in the Insider List or Confidentiality List relating to you, if these data are factually incorrect or, given the purpose of inclusion in the Insider List or Confidentiality List, irrelevant. The Compliance Officer shall inform you of their decision within four weeks of receiving the request or within such period as required by applicable laws and regulations. A decision to decline the request shall set out the reasons thereof. In the event the request is granted, the Compliance Officer shall arrange for the relevant correction, addition, removal or blocking of the personal data. The Compliance Officer shall notify the AFM and/or SEC of a correction, addition, removal or blocking of personal data insofar the relevant data had been previously provided to the AFM and/or SEC. Please be aware that there can be circumstances under which we are not able to assign a request for deletion, because there may exist a legal obligation to retain the relevant data. 7 COMPLIANCE OFFICER Article 7 7.1 Duties and powers The Compliance Officer has the duties and powers granted to them in this Policy. The Board may grant additional duties or powers to the Compliance Officer. 7.2 Deputies, absence, and assistance The Compliance Officer may, in consultation with the Board, appoint one or more deputies to perform their duties and powers. The Compliance Officer may, in consultation with the Board, appoint persons to replace the Compliance Officer in his/her absence and/or to assist the Compliance Officer in the execution of their tasks. The duties and powers granted to the Compliance Officer will apply mutatis mutandis to the deputies. 7.3 Inquiries The Compliance Officer is authorized to hold or commission an inquiry into transactions conducted by or on your behalf. The Compliance Officer may report the outcome of the inquiry to the Board if deemed appropriate. You are required to render all reasonably required assistance for the purpose of any inquiry by the Compliance Officer, including by providing all requested information and by instructing their brokers, intermediaries, or individual portfolio managers to do the same. 7.4 Dispensation The Compliance Officer may grant you a dispensation from any of the trading restrictions included in this Policy, to the extent permitted by law. Any dispensation request must be made in writing (including email) stating the reasons for the request. Any dispensation granted is without prejudice to the statutory market abuse prohibitions.

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 12 of 15 7.5 Consultation You may consult the Compliance Officer on whether a particular trade or other behavior is allowed under this Policy. If you are in doubt whether a certain restriction, obligation or exception applies, you are encouraged to contact the Compliance Officer. You remain fully responsible for compliance with this Policy, laws, and regulations. 7.6 Circumstances not covered by this Policy The Compliance Officer has the right to take decisions in any circumstances not covered by this Policy, in accordance with any applicable laws and regulations. 8 NON COMPLIANCE 8.1 In the event of non-compliance with this Policy, Pharming reserves the right to impose any sanction which it is entitled to impose pursuant to laws and regulations and/or the (employment) agreement with the person involved. Failure to comply with this Policy can therefore result in disciplinary action, up to and including termination of your employment or other relationship with Pharming or ineligibility for future participation in Pharming’s equity incentive plans. 9 REPORTING NON COMPLIANCE 9.1 If you become aware of or have reason to believe that any of your colleagues have violated this Policy, the securities laws of the Netherlands and/or United States and/or applicable laws of any other jurisdiction, Pharming encourages you to promptly report your concerns to the Compliance Officer or via the Pharming Helpline (to the extent such reporting is not prohibited by local laws). You will not be retaliated against for making a report in good faith. 10 ADOPTION 10.1 The Board has adopted this Policy on 31 July 2024 with an effective date of 1 October 2024. This Policy replaces the insider trading policy dated 23 November 2020, to the extent such insider trading policy governed the conduct of Covered Individuals. 11 POLICY REVIEW AND AMENDMENTS 11.1 Business Integrity is the owner of this policy and is responsible for reviewing the content of this policy every two years. The provisions of this Policy may be amended and/or supplemented by a resolution of the Board.

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 13 of 15 12 GOVERNING LAW AND JURISDICTION 12.1 This Policy is governed by Dutch law. Any dispute arising in connection with this Policy shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 14 of 15 ANNEX 1 Common examples of Pharming material, nonpublic information include (but is not limited to) information regarding: 1. A merger, acquisition, disposition, or other significant transaction involving Pharming or another company. 2. Pharming's financial results or projections of future earnings or losses. 3. Pending regulatory action or major litigation concerning Pharming. 4. Unannounced stock offerings. 5. Major changes in management (Board of Directors). 6. The awarding or loss of a significant contract or client engagement. 7. Any other information that if made public would be likely to have an effect on the price of Pharming Securities (such as the introduction of new products). More information? Check the website from the AFM! https://www.afm.nl/en/sector/themas/marktmisbruik/handel-met-voorwetenschap

Title: Market Abuse Prevention Policy (For Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 15 of 15 ANNEX 2 Non-exhaustive list of notifiable transactions a) the acquisition, disposal, short sale, subscription, or exchange of Pharming Securities; b) acceptance or exercise of an option relating to Pharming Securities granted as part of a remuneration package, and the disposal of shares stemming from the exercise of such option; c) acquisition, disposal, or exercise of rights to Pharming Securities, including put and call options, and warrants; d) transactions, including cash-settled transactions, in other Pharming Securities derivatives, such as equity swaps, contracts for difference, and credit default swaps; e) borrowing or lending of Pharming Securities; f) gifts and donations of Pharming Securities made or received, and inheritances of Pharming Securities received; g) the pledging of Pharming Securities by or on behalf of a member of the Board or a member of the Executive Committee or a Closely Associated Person of theirs. A pledge, or a similar security interest, of Pharming Securities in connection with the depositing of Pharming Securities in a custody account does not need to be notified, unless and until such time that such pledge or other security interest is designated to secure a specific credit facility; h) transactions in Pharming Securities undertaken by persons professionally arranging or executing transactions or by another third party on behalf of a member of the Executive Committee or a Closely Associated Person of theirs, for example under an individual portfolio or asset management mandate, and including where discretion is exercised; i) transactions in Pharming Securities made under a life insurance policy, where: (i) the policyholder is a member of the Board or a member of the Executive Committee or a Closely Associated Person of theirs; (ii) the investment risk is borne by the policyholder, and (iii) the policyholder has the power or discretion to make investment decisions regarding Pharming Securities in that life insurance policy or to execute transactions regarding Pharming Securities for that life insurance policy; j) conditional transactions in Pharming Securities upon the occurrence of the conditions and actual execution of the transactions; k) automatic or non-automatic conversion of one kind of Pharming Securities into another kind of Pharming Securities, including the exchange of convertible bonds to shares; l) only in so far, a member of the Board or a member of the Executive Committee or a Closely Associated Person of theirs can directly or indirectly give instructions or suggestions with respect to the underlying composition of these instruments: transactions executed in index-related products or shares or units of investment funds.

Title: Market Abuse Prevention Policy (For Employees not being designated as Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 1 of 11 CONTENT……………………………………………………………………………….…………………………………..………..…..…PAGE 1 Objectives and Scope ............................................................................................................................ 2 2 Audience ............................................................................................................................................... 2 3 General .................................................................................................................................................. 3 4 Policy overview ..................................................................................................................................... 5 5 Insider List and Confidentiality List ....................................................................................................... 7 6 Compliance officer ................................................................................................................................ 9 7 Non compliance .................................................................................................................................. 10 8 Reporting Non Compliance ................................................................................................................ 10 9 Adoption ............................................................................................................................................. 10 10 Policy Review and Amendments ......................................................................................................... 10 11 Governing law and jurisdiction............................................................................................................ 10 Annex 1 ....................................................................................................................................................... 11

Title: Market Abuse Prevention Policy (For Employees not being designated as Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 2 of 11 1 OBJECTIVES AND SCOPE 1.1 The shares of Pharming Group N.V. and American Depositary Shares representing such shares are traded on a stock exchange (on Euronext Amsterdam and NASDAQ respectively). It is essential that everyone trading on stock exchanges has access to the same information at the same time. For that reason, both laws and regulations in Europe and the US prohibit trading or recommending to others that they trade whilst having material non-public information relating to an issuer or its securities, and illegally sharing that information. 1.2 At Pharming we are committed to upholding both the letter and the spirit of the laws in all jurisdictions in which we conduct business. Therefore, we must be able to demonstrate appropriate controls to ensure our members of the Board, members of the ExCo and (Designated) Employees do not take advantage of Confidential Information or Inside Information obtained during the performance of Pharming business activities or let others take advantage or share Confidential Information or Inside Information illegally or improperly. 1.3 This Policy aims to: a) Protect our clients, Employees and Pharming’s good reputation and business integrity against improper use of information and harm as a result of unlawful transactions in Pharming Securities. b) Ensure Employees manage transactions in Pharming Securities and certain other Financial Instruments in a manner which does not breach any law and/or regulatory requirement. c) Ensure that all Employees are informed of the requirements they must adhere to when they intend to execute transactions in Pharming Securities and certain other Financial Instruments for their personal account. d) Ensure that all Employees are aware how they should contribute to protect the confidentiality and integrity of information within Pharming. 2 AUDIENCE 2.1 This Policy applies to all Employees. 2.2 References to “you” should be read to include a reference to you as an Employee.

Title: Market Abuse Prevention Policy (For Employees not being designated as Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 3 of 11 2.3 Where specific conduct may be permitted under local law, but is prohibited by this Policy, this Policy must be followed. NOTE! A different market abuse prevention policy applies to Permanent Designated Persons 3 GENERAL 3.1 Definitions Capitalized terms as used in this Policy have the meaning as set out below: AFM The Dutch Authority for the Financial Markets Board The Board of Directors of Pharming Compliance Officer a compliance officer from Business Integrity who is appointed by the Board and has the duties and mandate explained in chapter 6 of this Policy. Confidentiality List list of Employees who have access to Confidential Information in relation to a specific matter as maintained by the Compliance Officer Confidential Information means all confidential or proprietary information (written or otherwise) whether or not marked confidential, designated as Confidential Information by the Disclosure Committee  or the Compliance Officer, including but not limited to information with respect to Pharming's customers, competitors, suppliers, manufactures, sales and marketing plans, market share, pricing and other commercial terms, business plans, commercial plans, strategies or data, raw material uses, methods, materials, innovations (whether patentable or not) patent or other intellectual property rights or licenses, personnel, consultants, process know-how or other trade secrets, scheduling, products specifications, formulations, equipment, or tooling. Employee all persons working for Pharming Group N.V. and/or any of its subsidiaries and affiliates, including employees, members of the Board, members of the ExCo, consultants, agent, interns, contractors, temporary workers, or any other person, regardless of the duration of their (employment) contract or other relationship. ExCo the Executive Committee of Pharming Financial Instruments financial instruments means all types of securities including but not limited to shares, notes, bonds or other debt

Title: Market Abuse Prevention Policy (For Employees not being designated as Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 4 of 11 instruments, options, futures, and other derivative instruments that are admitted to trading on a multilateral trading facility or regulated market or for which a request for admission to trading on a multilateral trading facility or regulated market has been made, or that are traded on an organized trading facility, or financial instruments linked to the abovementioned securities. Inside Information Confidential Information that is concrete and that could affect the trading price of Pharming Securities or the trading price of relevant other Financial Instruments For common examples of what qualifies as Inside Information, please be referred to Annex 1. Insider List list with names of Permanent Designated Persons and Temporarily Designated Persons that are in the possession of Inside Information as maintained by the Compliance Officer. Permanent Designated Person an Employee, who due to his or her function frequently has access to, or is, or may be, exposed to Inside Information and is designated as such by the Compliance Officer and registered on a Permanent Insider List. Pharming Pharming Group N.V., together with its subsidiaries and affiliates worldwide. Pharming Securities all Financial Instruments issued by Pharming or Financial Instruments linked to Financial Instruments issued by Pharming Policy this market abuse prevention policy for Employees not being designated as Permanent Designated Person, as updated, and approved by the Board from time to time. SEC the United States Securities & Exchange Commission Temporarily Designated Person  an Employee, that based on his or her involvement in a specific project has access to, or is, or may be, exposed to Inside Information for a limited period of time and is designated as such by the Compliance Officer and is registered on a Temporarily Insider List for a corresponding limited period of time.

Title: Market Abuse Prevention Policy (For Employees not being designated as Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 5 of 11 4 POLICY OVERVIEW 4.1 Know how to handle Confidential Information and Inside Information You may not disclose Confidential Information or Inside Information to anyone else, except where the disclosure is made in the normal exercise of your duties within Pharming and the recipient of the Confidential Information or Inside Information has an existing obligation to keep the received Confidential Information or Inside Information confidential. When sharing Confidential Information or Inside Information within Pharming, you should therefore always check if the person you are sharing Confidential Information or Inside information with, is on a Confidentiality List respectively Insider List. If this is not the case, you should immediately request the Compliance Officer to add this person to the Confidentiality List or where relevant the Insider List. You should communicate Confidential Information and Inside Information only internally on a need-to-know basis and should only share the minimum necessary amount of information. 4.2 Do not trade in Financial Instruments when in possession of Inside Information If you have Inside Information, you may not make use of that Inside Information to trade in Pharming Securities or to attempt to trade in Pharming Securities. The above also applies if you do not act for your own account but for the account of others. If you cancel or amend an existing order this is also considered trading. You shall not conduct a transaction in Pharming Securities, if this may reasonably cause the appearance that you had available or could have had available Inside Information when conducting the transaction. The above restrictions do not apply: 1. If you have executed the transaction in the discharge of an obligation that has become due in good faith and: a) The obligation arises from an order given or an agreement concluded before you possessed Inside Information; or b) The private transaction is executed to fulfil a legal or regulatory obligation that arose before you possessed Inside Information. 2. If and to the extent the trading takes place for your account by a licensed individual portfolio manager who has been authorized in writing by you provided it is agreed that the trading takes place without any influence from you and the individual portfolio manager executes the trades concerned without any influence or instruction from or consultation with you. 3. If and to the extent it concerns a permitted transaction which includes: a) The vesting of Pharming stock options, restricted stock, or restricted stock units; or the withholding of shares to satisfy a tax withholding obligation upon the vesting of restricted stock or restricted stock units (though the sale

Title: Market Abuse Prevention Policy (For Employees not being designated as Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 6 of 11 of securities to cover withholding taxes on vesting, including any broker- assisted cashless exercise, would be subject to the restrictions of this Policy). b) Stock option exercises that do not involve the sale of the underlying stock. c) Any transactions in exchange traded funds (ETF) as far as you cannot directly or indirectly give instructions or suggestions with respect to the underlying composition of these instruments. d) Such other classes of transactions as may be exempted from time to time by the Compliance Officer in accordance with Dutch and US laws and regulations. Notwithstanding the AFM has the right to conclude that a violation of the prohibition against insider dealing may still deemed to have occurred if the AFM determines there was an illegitimate reason for the respective private order, private transaction or behavior concerned. NOTE! The above exemptions are allowed under European law. If you possess Inside Information and would like to trade in ADRs on the NASDAQ and/or are a US resident, have significant contacts with the US or otherwise may be subject to US laws and would like to trade in Pharming Securities, the exemption outlined above may not be available to you and additional legal requirements may apply. In those circumstances, we always ask that you consult with the Compliance Officer and/or obtain legal advice first before executing a trade! 4.3 No Tipping You may not (attempt to) recommend or induce anyone to trade in Pharming Securities while in the possession of Inside Information. 4.4 Do not trade in Financial Instruments in violation of a prohibition of the Compliance Officer You may not trade in Pharming Securities if the Compliance Officer has prohibited you from doing so, regardless of whether you possess Confidential Information or Inside Information. You may not trade in Financial Instruments issued by other companies if the Compliance Officer has prohibited you from doing so, regardless of whether you possess Confidential Information or Inside Information in relation to these companies or relevant Financial Instruments. 4.5 What to do if you are registered on a Confidentiality List? You are still allowed to trade in Pharming Securities, provided that: a) You have assessed yourself that you do not have access to Inside Information when giving an instruction to trade. Please reach out to the Compliance Officer in case of doubt; and b) You have received, prior to initiating any trade, written permission from the Compliance Officer. This includes clearance by the Compliance Officer through the EquatePlus system. Please note that the Compliance Officer has the right to deny your request to trade, if deemed

Title: Market Abuse Prevention Policy (For Employees not being designated as Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 7 of 11 appropriate based on your assumed access to Inside Information and/or to protect the interests of Pharming in view of the high market sensitivity of the relevant information. 4.6 Consequence when you cease to be an Employee The restrictions included in this section 4 will continue to have effect until the later of (i) the date on which you no longer possess Inside Information and (ii) six months after the date on which you cease to be an Employee, without prejudice to the statutory market abuse prohibitions. 5 INSIDER LIST AND CONFIDENTIALITY LIST 5.1 Insider List The Compliance Officer maintains an Insider List of all Permanent and Temporary Designated Persons who have access to Inside Information and informs you of your inclusion in and removal from the Insider List. If you are added on an Insider List, you must acknowledge in the manner instructed by the Compliance Officer that you are aware of the market abuse prohibitions and notification obligations set out in the Market Abuse Regulation and the sanctions for non-compliance with such market abuse prohibitions and notification obligations. 5.2 Confidentiality List The Compliance Officer may decide to maintain a Confidentiality List of Employees who have access to Confidential Information on a specific matter and informs you of your inclusion in and removal from the Confidentiality List. 5.3 Personal data The Insider List and Confidentiality List include the following personal data of Permanent and Temporary Designated Persons: a) first name(s); b) surname(s); c) surname(s) at birth (if different); d) professional telephone number(s); e) function at Pharming; f) national identification number (only in case of an Insider List); g) date of birth; h) personal telephone number(s); and i) personal full home address (street name; street number; city; post/zip code; country) 5.4 Processing of personal data Pharming is responsible for the processing of personal data (to be) included in the Insider List and/or Confidentiality List. Personal data are only processed for the purposes specified in this Policy or for such other purposes as permitted pursuant to applicable laws and regulations.

Title: Market Abuse Prevention Policy (For Employees not being designated as Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 8 of 11 5.5 Providing personal data to the AFM or SEC Personal data from the Insider List and/or the Confidentiality List can be provided to the AFM or SEC upon request if (i) it is necessary to comply with applicable laws and regulations, or if (ii) it is in the interest of Pharming. 5.6 Retention and removal of personal data from Insider List and Confidentiality List The personal data mentioned in section 5.4 will be kept for a period of at least five years after the date of recording in the Insider List or Confidentiality List or amendment of the data or for such other period as required by applicable laws and regulations. The Compliance Officer shall remove other personal data from the Insider List or Confidentiality List no later than two years after the person in question has ceased to be involved with Pharming or within such period as required by applicable laws and regulations. If the processing of personal data collected pursuant to this Policy is necessary for the resolution of a dispute or relates to the rights and obligations of Pharming, it does not have to be removed from the Insider List or Confidentiality List. If the processing of the personal data collected pursuant to this Policy is necessary for the resolution of a dispute, the Compliance Officer shall remove the data after resolution of the dispute and as soon as required by applicable laws and regulations. If the personal data relate to the rights and obligations of Pharming, the Compliance Officer shall remove these seven years after the date of their recording or within such period as required by applicable laws and regulations. 5.7 Your inspection of your personal data You may request that the Compliance Officer inspect your personal data included in the Insider List or Confidentiality List. Upon such request, the Compliance Officer will provide you with a summary of the relevant personal data within four weeks or within such period as required by applicable laws and regulations. 5.8 Your right to correct, add to, remove, or block personal data You may request the Compliance Officer to correct, add to, remove, or block personal data in the Insider List or Confidentiality List relating to you, if these data are factually incorrect or, given the purpose of inclusion in the Insider List or Confidentiality List, irrelevant. The Compliance Officer shall inform you of their decision within four weeks of receiving the request or within such period as required by applicable laws and regulations. A decision to decline the request shall set out the reasons thereof. In the event the request is granted, the Compliance Officer shall arrange for the relevant correction, addition, removal or blocking of the personal data. The Compliance Officer shall notify the AFM/SEC of a correction, addition, removal or blocking of personal data insofar the relevant data had been previously provided to the AFM.

Title: Market Abuse Prevention Policy (For Employees not being designated as Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 9 of 11 6 COMPLIANCE OFFICER 6.1 Duties and powers The Compliance Officer has the duties and powers granted to them in this Policy. The Board may grant additional duties or powers to the Compliance Officer. 6.2 Deputies, absence, and assistance The Compliance Officer may, in consultation with the Board, appoint one or more deputies to carry out their duties and powers. The Compliance Officer may, in consultation with the Board, appoint persons to replace the Compliance Officer in his/her absence and/or to assist the Compliance Officer in the execution of their tasks. The duties and powers granted to the Compliance Officer will apply mutatis mutandis to the deputies. 6.3 Inquiries The Compliance Officer is authorized to hold or commission an inquiry into transactions conducted by or on behalf an Employee. The Compliance Officer may report the outcome of the inquiry to the Board if deemed appropriate. Employees are required to render all reasonably required assistance for the purpose of any inquiry by the Compliance Officer, including by providing all requested information and by instructing their brokers, intermediaries, or individual portfolio managers to do the same. 6.4 Dispensation The Compliance Officer may grant an Employee dispensation from any of the trading restrictions included in this Policy, to the extent permitted by law. Any dispensation request must be made in writing (including email) stating the reasons for the request. Any dispensation granted is without prejudice to the statutory market abuse prohibitions. 6.5 Consultation You may consult the Compliance Officer on whether a particular trade or other behavior is allowed under this Policy. If you are in doubt whether a certain restriction, obligation or exception applies, you are encouraged to contact the Compliance Officer. You remain fully responsible for compliance with this Policy, laws, and regulations. 6.6 Circumstances not covered by this Policy The Compliance Officer has the right to take decisions in any circumstances not covered by this Policy, in accordance with any applicable laws and regulations.

Title: Market Abuse Prevention Policy (For Employees not being designated as Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 10 of 11 7 NON COMPLIANCE 7.1 In the event of non-compliance with this Policy, Pharming reserves the right to impose any sanction which it is entitled to impose pursuant to laws and regulations and/or the (employment) agreement with the person involved. Failure to comply with this Policy can therefore result in disciplinary action, up to and including termination of your employment or other relationship with Pharming or ineligibility for future participation in Pharming’s equity incentive plans. 8 REPORTING NON COMPLIANCE 8.1 If you become aware of or have reason to believe that any of your colleagues have violated this Policy, the securities laws of the Netherlands and/or United States and/or applicable laws of any other jurisdiction, Pharming encourages you to promptly report your concerns to the Compliance Officer or via the Pharming Helpline (to the extent such reporting is not prohibited by local laws). You will not be retaliated against for making a report in good faith. 9 ADOPTION 9.1 The Board has adopted this Policy on 31 July 2024 with an effective date of 1 October2024. This Policy replaces the insider trading policy dated 23 November 2020, to the extent such insider trading policy governed the conduct of Employees. 10 POLICY REVIEW AND AMENDMENTS 10.1 Business Integrity is the owner of this policy and is responsible for reviewing the content of this policy every two years. The provisions of this Policy may be amended and/or supplemented by a resolution of the Board. 11 GOVERNING LAW AND JURISDICTION 11.1 This Policy is governed by Dutch law. Any dispute arising in connection with this Policy shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

Title: Market Abuse Prevention Policy (For Employees not being designated as Permanent Designated Persons) Document no: DOC-0040 Revision: Effective date: Template: DOC-0040 Rev02 SOP GxP Confidential Page 11 of 11 ANNEX 1 Common examples of Pharming material, nonpublic information include (but is not limited to) information regarding: 1. A merger, acquisition, disposition, or other significant transaction involving Pharming or another company. 2. Pharming's financial results or projections of future earnings or losses. 3. Pending regulatory action or major litigation concerning Pharming. 4. Unannounced stock offerings. 5. Major changes in management (Board of Directors). 6. The awarding or loss of a significant contract or client engagement. 7. Any other information that if made public would be likely to have an effect on the price of Pharming Securities (such as the introduction of new products). More information? Check the website from the AFM! https://www.afm.nl/en/sector/themas/marktmisbruik/handel-met-voorwetenschap